                                                               EXHIBIT 12(a)(3)

               CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

     AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Elan Corporation, plc (the "Company")
on Form 20-F for the period ending December 31, 2003, as filed with the
Securities and Exchange Commission on the date hereof (the "Report"), I, Shane
Cooke, Executive Vice President and Chief Financial Officer of the Company,
certify, pursuant to 18 U.S.C.  Section  1350, as adopted pursuant to  Section
906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) the Report fully complies with the requirements of section 13(a) or 15(d)
of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 28, 2004

                                               /s/ Shane Cooke
                                              ------------------------------
                                              Shane Cooke
                                              Executive Vice President and Chief
                                              Financial Officer

This certification accompanies this Annual Report on Form 20-F pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange
Act"). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange
Act, except to the extent that the Company specifically incorporates it by reference.